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                                                                     EXHIBIT 1.1


                              ____________ Shares

                            AMB PROPERTY CORPORATION

                     Common Stock, par value $.01 per share



                             UNDERWRITING AGREEMENT
         ________ __, 1997
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                                                              _________ __, 1997
Morgan Stanley & Co. Incorporated
BT Alex. Brown Incorporated
Lehman Brothers Inc.
Montgomery Securities
Smith Barney Inc.
c/o  Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, New York 10036

Morgan Stanley & Co. International Limited
BT Alex. Brown International, division of Bankers Trust
  International PLC
Lehman Brothers International (Europe)
Montgomery Securities
Smith Barney Inc.
c/o Morgan Stanley & Co. International Limited
    215 Cabot Square
    Canary Wharf
    London E14 4QA
    England



Dear Sirs and Mesdames:

         AMB Property Corporation, a Maryland corporation (the "Company"), proposes to issue and sell to the several Underwriters (as defined below) ___________ shares of its Common Stock, par value $.01 per share (the "Firm Shares").

         It is understood that, subject to the conditions hereinafter stated, _______________ Firm Shares (the "U.S. Firm Shares") will be sold to the several U.S. Underwriters named in Schedule I hereto (the "U.S. Underwriters") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. and International Underwriters of even date herewith), and ______________ Firm Shares (the "International Shares") will be sold to the several International Underwriters named in
Schedule II hereto (the "International Underwriters") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons. Morgan Stanley & Co. Incorporated, BT Alex. Brown Incorporated, Lehman Brothers Inc., Montgomery Securities and Smith Barney Inc. shall act as representatives (the "U.S. Representatives") of the several U.S. Underwriters, and Morgan Stanley & Co. International Limited, BT Alex. Brown International, division of Bankers Trust International PLC, Lehman Brothers International (Europe), Montgomery Securities and Smith Barney Inc. shall act as representatives (the "International





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Representatives") of the several International Underwriters.  The U.S.
Underwriters and the International Underwriters are hereinafter collectively referred to as the "Underwriters."

         The Company also proposes to issue and sell to the several U.S. Underwriters not more than an additional __________ shares of its Common Stock, par value $.01 per share (the "Additional Shares"), if and to the extent that the U.S. Representatives shall have determined to exercise, on behalf of the U.S. Underwriters, the right to purchase such shares of common stock granted to the U.S. Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The shares of Common Stock, par value $.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock."

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-11 (File No. 333-35915) relating to the Shares. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front cover page. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement"; the U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of Shares are hereinafter collectively referred to as the "Prospectus." If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

         At or prior to the Closing Date (as hereinafter defined), the Company and AMB Property, L.P., a Delaware limited partnership (the "Operating Partnership"), will complete a series of transactions described in each of the Preliminary Prospectus and the Prospectus (as hereinafter defined) under the heading "Formation and Structure of the Company--Formation Transactions." As part of these transactions, among other things, the Operating Partnership will acquire direct or indirect interests in 70 industrial properties and 33 retail properties (collectively, the "Properties") and the investment management business of AMB Institutional Realty Advisors, Inc., a California corporation ("AMBIRA"), one of the Predecessor Entities (as defined below). As used herein, the term "Formation Transactions" shall mean the occurrence of all the events described in the Prospectus under the heading "Formation and Structure of the Company--Formation Transactions" and the other transactions related thereto, and the term "Formation Documents" shall mean all the material contracts, agreements and other documents executed in connection with the Formation Transactions set forth in Schedule III hereto.

         As part of the offering contemplated by this Agreement, Morgan Stanley & Co. Incorporated ("Morgan Stanley") has agreed to reserve out of the Shares set forth opposite its





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name on Schedule I to this Agreement, up to ______ shares, for sale to the
Company's employees, officers and directors (collectively, "Participants"), as set forth in the Prospectus under the heading "Underwriting" (the "Directed Share Program"). The Shares to be sold by Morgan Stanley pursuant to the Directed Share Program (the "Directed Shares") will be sold by Morgan Stanley pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by the end of the first business day after the date on which this Agreement is executed will be offered to the public by Morgan Stanley as set forth in the Prospectus.

         1. REPRESENTATIONS AND WARRANTIES. The Company and the Operating Partnership, jointly and severally, represent and warrant to and agree with each of the Underwriters that:

                 (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company and the Operating Partnership, threatened by the Commission.

                 (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 1(b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                 (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, and has all power and authority necessary to own, lease and operate its properties and to conduct the businesses in which it is engaged or proposes to engage as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Formation Documents to which it is a party. The Company is duly qualified or registered as a foreign corporation and is in good standing in California and is in good standing in each other jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or be registered or to be in good standing in such other jurisdiction would not result in a material adverse effect on the consolidated financial position, results of operations or business of the Company, the Operating Partnership and each subsidiary of the Company set forth on
         Schedule IV hereto (each, a "Subsidiary," and, collectively, the "Subsidiaries"), taken as a whole (a "Material Adverse Effect").





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                 (d)  The Operating Partnership is a limited partnership duly formed and existing under and by virtue of the laws of the State of Delaware and is in good standing under the Delaware Revised Uniform Limited Partnership Act with partnership power and authority to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Formation Documents to which it is a party. The Operating Partnership is duly qualified or registered as a foreign partnership and is in good standing in California and is in good standing in each other jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or be registered or to be in good standing in such other jurisdiction would not have Material Adverse Effect. The Company is the sole general partner of the Operating Partnership and, immediately after the Closing Date will be the sole general partner of the Operating Partnership and will own approximately 97.2% of all outstanding partnership interests in the Operating Partnership.

                 (e) Each Subsidiary of the Company has been, as the case may be, duly incorporated or organized, is validly existing as a partnership, corporation, limited liability company or real estate investment trust in good standing under the laws of its respective jurisdiction of organization, has the corporate, partnership or other power and authority to own its property and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Formation Documents to which it is a party.
         Each Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock or other ownership interests of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and, except as set forth in the Prospectus, are owned directly or indirectly by the Company or the Operating Partnership, free and clear of all liens, encumbrances, equities or claims. The Company has no subsidiaries other than the Subsidiaries.

                 (f) Each of AMBIRA, AMB Current Income Fund, Inc., AMB Value Added Fund, Inc. and AMB Western Properties Fund-I ("WPF," and collectively, the "Predecessor Entities") has been duly formed and is validly existing as a partnership or corporation in good standing under the laws of its state of organization, with power and authority to own, lease and operate its properties, to conduct the business in which it is engaged and to enter into and perform its respective obligations under the Formation Documents to which it is a party.
         Each Predecessor Entity is duly qualified or registered as a foreign corporation or partnership, as applicable, to transact business in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or be registered would not have a Material Adverse Effect.

                 (g) Each of the joint venture partnerships or limited liability companies listed on Schedule V hereto (the "Joint Ventures") has been duly formed and is validly existing





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         as a limited partnership or limited liability company in good standing under the laws of its state of organization, with power and authority to own, lease and operate its properties, to conduct the business in which it is engaged and to enter into and perform its respective obligations under the Formation Documents to which it is a party.
         Each Joint Venture is duly qualified or registered as a foreign limited partnership or limited liability company to transact business in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or be registered would not have a Material Adverse Effect. The Company, the Operating Partnership or a Subsidiary of the Company owns the partnership or other equity interest in each of the Joint Ventures as set forth on Schedule V hereto (the "Joint Venture Interests"), and each of the Joint Venture Interests is validly issued and fully paid and free and clear of any security interest, mortgage, pledge, lien encumbrance, claim or equity.

                 (h) (i) This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership and constitutes the valid and binding agreement of the Company and the Operating Partnership, enforceable against them in accordance with its terms; (ii) on the Closing Date, the Agreement of Limited Partnership of the Operating Partnership (the "Partnership Agreement") will have been duly and validly authorized, executed and delivered by the parties thereto and will be a valid and binding agreement, enforceable in accordance with its terms; and (iii) on the Closing Date, each of the Formation Documents to which the Company, the Operating Partnership, any Subsidiary or any Predecessor Entity is a party pursuant to the Formation Transactions will have been duly and validly authorized, executed and delivered by such parties, and will be valid and binding agreements of such parties, enforceable in accordance with their terms; provided, however, that the enforceability of each of the foregoing documents may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally.

                 (i) Pursuant to the Agreement for Transfer of Realty and Assets (the "Contribution Agreement"), the Company or the Operating Partnership will acquire, as of the Closing Date, all, right, title and interest to the Properties (as defined in the Contribution Agreement) of the individual account investors named therein (the "Transferors").

                 (j) The transfer of interests or other assets pursuant to the Formation Documents does not violate the declaration of trust, charter, limited liability company agreement, certificate of limited partnership or partnership agreement, as the case may be, of any Predecessor Entity or, to the knowledge of the Company and the Operating Partnership based solely upon the representations and warranties of the Transferors contained in their respective Proxy, Representation Letter, Consent and Power of Attorney (the "Consents"), any Transferor. The Formation Documents are sufficient to effect the transfer to the Company or Operating Partnership of all direct or indirect interests in the Properties and other assets specified therein upon payment of the consideration therefor.





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                 (k)      The Company has an authorized capitalization as set
         forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus.

                 (l) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable, have been and will be offered and sold on or prior to Closing Date in compliance with all applicable laws (including, without limitation, federal and state securities laws) and are not subject to preemptive or other similar rights arising by operation of the Maryland General Corporation Law (the "MGCL") or under the charter or bylaws of the Company or any agreement or other instrument.

                 (m) The units of the Operating Partnership (the "Units") to be issued in connection with the Formation Transactions, including, without limitation, the Units to be issued to the Company, have been duly authorized for issuance by the Operating Partnership to the holders or prospective holders thereof, and at the Closing Date will be validly issued and fully paid and, with respect to the Units owned by the Company, are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims. Immediately after the Closing Date, ______ Units will be issued and outstanding. The Units have been and will be offered and sold on or prior to the Closing Date in compliance with all applicable laws (including, without limitation, federal and state securities laws).

                 (n) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

                 (o) The execution, delivery and performance of this Agreement by the Company and the Operating Partnership and the consummation of the transactions contemplated hereby, including without limitation the Formation Transactions, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement, joint venture agreement, partnership agreement, limited liability company agreement or any other agreement or instrument to which the Company, the Operating Partnership, any Subsidiary or any Predecessor Entity is a party or by which the Company, the Operating Partnership, any Subsidiary or any Predecessor Entity is bound or to which any of the property or assets of the Company, the Operating Partnership, any Subsidiary or any Predecessor Entity is subject, nor will such actions result in any violation of the provisions of the charter, by-laws, certificate of limited partnership, partnership agreement or other organizational documents of the Company, the Operating Partnership, any Subsidiary or any Predecessor Entity, as the case may be, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Operating Partnership, any Subsidiary or any Predecessor Entity or any of properties, assets or businesses to be owned by them after the Formation Transactions.





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         No consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the Operating Partnership and the consummation of the transactions contemplated hereby, including the Formation Transactions, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and applicable state and foreign securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

                 (p) There are no legal or governmental proceedings pending or, to the knowledge of the Company and the Operating Partnership, threatened to which the Company, the Operating Partnership, any Subsidiary or any Predecessor Entity is a party or to which any of the properties of the Company, the Operating Partnership, any Subsidiary or any Predecessor Entity is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                 (q) Upon completion of the Formation Transactions and the sale of Shares hereunder, the Company is intended to be organized in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and its proposed method of operation will enable it to meet the requirements for taxation as a real estate investment trust under the Code for its taxable periods beginning or otherwise including the period after the Closing Date.

                 (r) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of' the Commission thereunder.

                 (s) None of the Company, the Operating Partnership, the Subsidiaries or any Predecessor Entity is, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, none will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                 (t) Other than as set forth in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

                 (u) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus,
         (i) the Company, the Operating Partnership,





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         the Subsidiaries and the Predecessor Entities have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business;
         (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; (iii) the Operating Partnership has not purchased any of its outstanding Units, other than ____ Units originally issued to an executive officer of the Company in connection with the formation and nominal capitalization of the Operating Partnership, nor declared, paid or otherwise made any dividend or distribution of any kind on its Units; and (iv) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company, the Operating Partnership, the Subsidiaries or the Predecessor Entities, except in each case as described in or contemplated by the Prospectus.

                 (v)      (i)     With respect to the Properties in which the
         Operating Partnership will succeed to all of the ownership interest, the Predecessor Entities and the Transferors that currently own such Properties have, and at the Closing Date the Operating Partnership will have, good and marketable fee simple title to the land underlying such Properties and good and marketable title to the improvements thereon and all other assets that are required for the effective operation of such Properties in the manner in which they currently are operated, subject, however, to existing mortgages on such Properties, to utility easements serving such Properties, to liens of ad valorem taxes not due and payable as of the Closing Date, to zoning and similar governmental land use matters affecting such Properties that are consistent with the current uses of such Properties, to matters of title not adversely affecting marketability of title to such Properties, other statutory liens not due and payable as of the Closing Date, title matters that may be material in character, amount or extent but which do not materially detract from the value, or interfere with the use of, the Properties or otherwise materially impair the business operations being conducted or proposed to be conducted thereon, service marks and trade names used in connection with such Properties (which are owned by the Predecessor Entities or the Transferors and to which the Operating Partnership shall succeed), and ownership by others of certain items of equipment and other items of personal property that are not material to the conduct of business operations at such Properties; (ii) with respect to the Properties in which the Operating Partnership will acquire less than all of the ownership interest (the "Joint Venture Properties"), the Joint Ventures that currently own such Properties, to the knowledge of the Company and the Operating Partnership have, and at the Closing Date the Operating Partnership will have, good and marketable fee simple title to the land underlying such Properties and good and marketable title to the improvements thereon and all other assets that are required for the effective operation of such Properties in the manner in which they currently are operated, subject to the exceptions set forth in clause (i) above; (iii) all liens, charges, encumbrances, claims, or restrictions on or affecting any of the Properties and the assets of the Company, the Operating Partnership, any Subsidiary, any Predecessor Entity or any Transferor which are required to be disclosed in the Prospectus are disclosed therein; (iv) neither any Subsidiary nor any tenant of any of the Properties is in default under any of the leases pursuant to which any Subsidiary, as lessor, leases its Property (and neither the Company nor the Operating Partnership knows of any event which, but for the passage of time or the giving of notice,





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         or both, would constitute a default under any of such leases) other than such defaults that would not result in a Material Adverse Effect;
         (v) any real property and buildings held under lease by the Company, the Operating Partnership and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, the Operating Partnership and the Subsidiaries, in each case except as described in or contemplated by the Prospectus; (vi) except as described in the Prospectus, no person has an option or right of first refusal to purchase all or part of any Property or any interest therein; (vii) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Prospectus and except for such failures to comply that would not individually or in the aggregate result in a Material Adverse Effect; (viii) neither of the Company nor the Operating Partnership has knowledge of any pending or threatened condemnation proceedings, zoning change, or other similar proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to any of the Properties, except such proceedings or actions that would not have a Material Adverse Effect; and (ix) the ground leases listed on Schedule VI hereto are in full force and effect, and the Company, the Operating Partnership, the Subsidiaries and the Predecessor Entities and, to the knowledge of the Company and the Operating Partnership, the Joint Ventures or other named lessees under such leases (A) are not in default in respect of any of the terms or provisions of such leases and (B) have not received notice of the assertion of any claim by anyone adverse to such person's or entity's rights as lessees under such leases, or affecting or questioning such person's or entity's right to the continued possession or use of the Property under such leases or of a default under such leases;

                 (w) Except as disclosed in the Prospectus: (i) each Property, including, without limitation, the Environment (as defined below) associated with such Property, is free of any Hazardous Substance (as defined below) in violation of any Environmental Law (as defined below) applicable to such Property, except for Hazardous Substances that would not result in a Material Adverse Effect; (ii) none of the Company, the Operating Partnership, any Subsidiary, any Predecessor Entity or any Transferor has caused or suffered to occur any Release (as defined below) of any Hazardous Substance into the Environment on, in, under or from any Property in violation of any Environmental Law applicable to such Property, and no condition exists on, in, under or, to the knowledge of the Company and the Operating Partnership, adjacent to any Property that could result in the incurrence of material liabilities or any material violations of any Environmental Law applicable to such Property, give rise to the imposition of any Lien (as defined below) under any Environmental Law, or cause or constitute a material health, safety or environmental hazard to any property, person or entity; (iii) none of the Company, the Operating Partnership, any Subsidiary, any Predecessor Entity or, to the knowledge of the Company and the Operating Partnership, any Transferor is engaged, and neither the Company, the Operating Partnership or any of the Subsidiaries intends to engage in any manufacturing or any other similar operations at the Properties that
         (1) require the use,





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         handling, transportation, storage, treatment or disposal of any
         Hazardous Substance (other than cleaning solvents and similar materials and other than insecticides and herbicides that are used in the ordinary course of operating the Properties and in compliance with all applicable Environmental Laws) or (2) require permits or are otherwise regulated pursuant to any Environmental Law; (iv) none of the Company, the Operating Partnership, any Subsidiary, any Predecessor Entity or any Transferor has received any written notice of a claim under or pursuant to any Environmental Law applicable to a Property or under common law pertaining to Hazardous Substances on or originating from any Property; (v) none of the Company, the Operating Partnership, any Subsidiary, any Predecessor Entity or any Transferor has received any notice from any Governmental Authority (as defined below) claiming any violation of any Environmental Law applicable to a Property that is uncured or unremediated as of the date hereof; (vi) no Property is included or, to the knowledge of the Company and the Operating Partnership, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the "EPA") or on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, and has not otherwise been identified by the EPA as a potential CERCLA removal, remedial or response site or included or, to the knowledge of the Company and the Operating Partnership, proposed for inclusion on, any similar list of potentially contaminated sites pursuant to any other applicable Environmental Law nor has the Company, the Operating Partnership, any Subsidiary, any Predecessor Entity or any Transferor received any written notice from the EPA or any other Governmental Authority proposing the inclusion of any Property on such list; and
         (vii) there are no underground storage tanks located on or in any Property which have not been disclosed to the U.S. Representatives.

                 As used herein: "Hazardous Substance" shall include, without limitation, any hazardous substance, hazardous waste, toxic or dangerous substance, pollutant, solid waste or similarly designated materials, including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste, including any such substance, pollutant or waste identified or regulated under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. Section 172.101, as heretofore amended, or in the EPA's List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as heretofore amended); "Environment" shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor air; "Environmental Law" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. Section 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. Section

         651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), and all other applicable federal, state and local laws, ordinances, regulations, rules, orders, decisions and permits relating to the protection of the environment or of human health from environmental effects; "Governmental Authority" shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; "Lien" shall mean, with respect to any Property, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property; and "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing any Hazardous Substance or any release, emission, discharge or similar term, as those terms are defined or used in any Environmental Law.

                 (x) The Company, the Operating Partnership, the Subsidiaries and the Predecessor Entities (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of occupational health and safety and all Environmental Laws, (ii) have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health laws and regulations and Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except in each case where such noncompliance, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

                 (y) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

                 (z) The Company, the Operating Partnership, the Subsidiaries and the Predecessor Entities own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and none of the Company, the Operating Partnership, the Subsidiaries nor any Predecessor Entities have received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                 (aa) No material labor dispute with the employees of the Company, the Operating Partnership or any of the Subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could result in a Material Adverse Effect.

                 (bb) Arthur Andersen LLP, who have certified certain financial statements in the Registration Statement, whose report appears in the Prospectus, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder during the periods covered by the financial statements on which they reported contained in the Prospectus.

                 (cc) The Company, the Operating Partnership and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they re engaged; none of the Company, the Operating Partnership nor any Subsidiary has been refused any insurance coverage sought or applied for; and none of the Company, the Operating Partnership nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company, the Operating Partnership and the Subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

                 (dd) The Company, the Operating Partnership, the Subsidiaries and the Predecessor Entities possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and none of the Company, the Operating Partnership, any Subsidiary or any Predecessor Entity has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect, except as described in or contemplated by the Prospectus.

                 (ee) The Company, the Operating Partnership, the Subsidiaries and the Predecessor Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                 (ff) The Company and the Operating Partnership have complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

                 (gg) Each of the Company, the Operating Partnership, the Subsidiaries and the Predecessor Entities has filed all federal, state, and local income tax returns which have been required to be filed and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith (and except in any case in which the failure to so file or pay would not have a Material Adverse Effect).

                 (hh) The financial statements (including the notes thereto) included in the Registration Statement and the Prospectus present fairly the financial position of the respective entity or entities presented therein at the respective dates indicated and the results of their operations for the respective periods specified, and except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis. The supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The financial information and data included in the Registration Statement and the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the books and records of the respective entities presented therein. Pro forma financial information included in the Prospectus has been prepared in accordance with the applicable requirements of Rules 11-01 and 11-02 of Regulation S-X under the 1933 Act, and the necessary pro forma adjustments have been properly applied to the historical amounts in the compilation of such information, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                 (ii) No relationship, direct or indirect, exists between or among the Company or the Operating Partnership on the one hand, and the directors, officers, stockholders (in the case of the Company), limited partners (in the case of the Operating Partnership), customers or suppliers of the Company or the Operating Partnership on the other hand, which is required to be described in the Prospectus which is not so described.

                 (jj) The Company and the Operating Partnership are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or the Operating Partnership would have any liability; the Company or the Operating Partnership has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Code including the regulations and published interpretations thereunder; each "pension plan" for which the Company or the Operating Partnership would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and each "pension plan" for which the Company, the Operating Partnership or any of their affiliates has any liability or with respect to which the Company, the Operating Partnership or any of their affiliates is a disqualified person (as defined in the Code) or party-in-interest (as defined in ERISA) has not been a party to any "prohibited transaction" (as defined in ERISA and the Code), except for such noncompliance, reportable events, liabilities, or failures to qualify that would not have a Material Adverse Effect.

                 (kk) Neither the Company nor the Operating Partnership, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or the Operating Partnership, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                 (ll) All of the representations and warranties of the Company and the Operating Partnership contained in the Formation Documents set forth on Schedule III hereof are true and correct in all material respects.

                 (mm) The Company, the Operating Partnership, the Subsidiaries and the Predecessor Entities are currently in substantial compliance with all presently applicable provisions of the Americans with Disabilities Act and no failure of the Company, the Operating Partnership, any Subsidiary or any Predecessor Entity to comply with all presently applicable provisions of the Americans with Disabilities Act would have a Material Adverse Effect.

                 (nn) The Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company or the Operating Partnership to alter the customer's or supplier's level or type of business with the Company or the Operating Partnership, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its properties.

                 Furthermore, the Company represents and warrants to Morgan Stanley that (i) the Registration Statement, the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and that
         (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States.

         2. AGREEMENTS TO SELL AND PURCHASE. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedules I and II hereto opposite its names at U.S.$___ a share ("Purchase Price").

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the U.S. Underwriters the Additional Shares, and the U.S. Underwriters shall have a one-time right to purchase, severally and not jointly, up to ______ Additional Shares at the Purchase Price. If the U.S. Representatives, on behalf of the U.S. Underwriters, elect to exercise such option, the U.S. Representatives shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the U.S. Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each U.S. Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of U.S. Firm Shares set forth in Schedule I hereto opposite the name of such U.S. Underwriter bears to the total number of U.S. Firm Shares.

         The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending on the first anniversary of the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or
(ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option granted under the Company's 1997 Stock Option and Incentive Plan or the exercise of a warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (C) the issuance of shares of Common Stock by the Company upon conversion or redemption of Units and (D) the issuance of Units in connection with strategic acquisitions by the Company, provided that such Units are not convertible into shares of Common Stock prior to the first anniversary of the date of the Prospectus.

         3. TERMS OF PUBLIC OFFERING. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at U.S.$______ a share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of U.S.$ ______ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of U.S.$ ____ a share, to any Underwriter or to certain other dealers.

         4. PAYMENT AND DELIVERY. Payment for the Firm Shares shall be made to the Company in federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 A.M., New York City time, on ______ __, 1997, or at such other time on the same or such other date, not later than ______ __, 1997, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date."

         Payment for any Additional Shares shall be made to the Company in federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 A.M., New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date, in any event not later than _______, 1997, as shall be designated in writing by the U.S. Representatives. The time and date of such payment are hereinafter referred to as the "Option Closing Date."

         Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

         5. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than _________ (New York City time) on the date hereof.

                 The several obligations of the Underwriters are subject to the following further conditions:

                 (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                          (i)     there shall not have occurred any
                 downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                          (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                 (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                 The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                 (c) The Underwriters shall have received on the Closing Date an opinion of Latham & Watkins, outside counsel for the Company, dated the Closing Date, to the effect that:

                          (i) the Operating Partnership is a limited partnership duly formed and existing under and by virtue of the laws of the State of Delaware and is in good standing under the Delaware Revised Uniform Limited Partnership Act with partnership power and authority to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement and the Formation Documents to which it is a party. The Operating Partnership is duly qualified or registered as a foreign partnership and is in good standing in California and is in good standing in each other jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or be registered or to be in good standing in such other jurisdiction would not have a Material Adverse Effect. The Company is the sole general partner of the Operating Partnership and, immediately after the Closing Date will be the sole general partner of the Operating Partnership and will own approximately 97.2% of all outstanding partnership interests in the Operating Partnership.

                          (ii) each Subsidiary has been duly incorporated, is validly existing as a partnership, corporation or limited liability company in good standing under the laws of its respective jurisdiction of organization, has the corporate, partnership or other power and authority to own its property and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Formation Documents to which it is a party. Each Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. Each of the partnership or member agreements of the Subsidiaries (as applicable) is in full force and effect.

                          (iii) at the time that each of the Formation Documents to which AMBIRA and WPF is a party, and at the time of the consummation of the transactions contemplated thereby, each of AMBIRA and WPF was duly formed and validly existing as a corporation or partnership in good standing under the laws of its state of organization, with power and authority to own, lease and operate its properties, to conduct the business in which it was engaged and to enter into and perform its respective obligations under the Formation Documents to which it is a party.

                          (iv) all of the issued shares of capital stock or other ownership interests of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and, except as described above, are owned directly or indirectly by the Company or the Operating Partnership, free and clear of all liens, encumbrances, equities or claims

                          (v) the Units to be issued in connection with the Formation Transactions, including, without limitation, the Units to be issued to the Company, have been, assuming the due authorization by the Company in its capacity as the sole general partner of the Operating Partnership, duly authorized for issuance by the Operating Partnership to the holders or prospective holders thereof, and at the Closing Date will be validly issued and fully paid. Immediately after the Closing Date, ______ Units will be issued and outstanding. The Units have been and will be offered and sold on or prior to the Closing Date in compliance with all federal and California securities laws.

                          (vi) the execution, delivery and performance of this Agreement by the Company and the Operating Partnership and the consummation of the transactions contemplated hereby, including without limitation the Formation Transactions, (A) will not, to the best of such counsel's knowledge, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any of the documents set forth on Schedule VII hereto, (B) will not result in any violation of the provisions of the charter, by-laws, certificate of limited partnership, partnership agreement or other organizational documents of the Operating Partnership, any Subsidiary or any Predecessor Entity, as the case may be and (C) will not, to the best of such counsel's knowledge, result in any violation of federal securities laws, California law and the General Corporation Law of the State of Delaware. Except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, and applicable state Blue Sky and foreign securities laws in connection with the purchase and distribution of the Shares by the Underwriters, and assuming the accuracy of the representations and warranties of the Transferors contained in their respective Consents, no consent, approval, authorization or order of, or filing or registration with, any federal or California court or governmental agency or body is required by the Company, the Operating Partnership, any Subsidiary or any Predecessor Entity for the execution, delivery and performance of this Agreement by the Company and the Operating Partnership and the consummation of the transactions contemplated hereby, including the Formation Transactions.

                          (vii) the statements (A) in the Prospectus under the captions "Federal Income Tax Consequences," "ERISA Considerations" and "Underwriters" and (B) in the Registration Statement in Items 33 and 34, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                          (viii) based upon the representations of the Company contained in this Agreement, the representations of the Transferors contained in their respective Consents and a certificate of an officer of the Company, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company, the Operating Partnership, any Subsidiary or any Predecessor Entity is a party or to which any of the properties of the Company, the Operating Partnership, any Subsidiary or any Predecessor Entity is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required. To the best knowledge of such counsel, all descriptions in the Registration Statement of contracts and other documents to which the Company, the Operating Partnership, any Subsidiary or any Predecessor Entity is a party fairly present the information called for with respect to such documents and fairly summarize the matters referred to therein;

                          (ix)    none of the Company, the Operating
                 Partnership or any Subsidiary is, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus none will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                          (x) such counsel is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder;

                          (xi) commencing with its first taxable year and through the termination of its S status as part of the Formation Transactions, AMBIRA has been an S corporation within the meaning of Section 1361 of the Code;

                          (xii) the Operating Partnership is and will be treated as partnership for federal and state income tax purposes; and

                          (xiii) any other partnership or limited liability company in which the Company or the Operating Partnership will have a direct or indirect ownership interest will be treated as a partnership for federal and state income tax purposes.

                 (d) The Underwriters shall have received on the Closing Date an opinion of Ballard Spahr Andrews & Ingersoll, special Maryland counsel for the Company, dated the Closing Date, to the effect that:

                          (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Maryland, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement and the Formation Documents to which it is a party. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect;.

                          (ii) the authorized capital stock of the Company conforms as to legal matters to the description thereof' contained in the Prospectus;

                          (iii) the shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable, have been and will be offered and sold on or prior to Closing Date in compliance with all applicable laws (including, without limitation, federal and state securities laws) and are not subject to preemptive or other similar rights arising by operation of the MGCL or under the charter or bylaws of the Company or any agreement or other instrument known to such counsel;

                          (iv) the Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights;

                          (v) this Agreement and each of the Formation Documents has been duly authorized, executed and delivered by the Company in its individual capacity and in its capacity as the general partner of the Operating Partnership and, assuming due authorization, execution and delivery by the other parties thereto, this Agreement and each such Formation Document is a valid and binding agreement of the Company;

                          (vi) the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby, including without limitation the Formation Transactions, (A) will not contravene any provision of the MGCL, (B) will not result in any violation of the provisions of the charter or by-laws of the Company and
                 (C) will not, to the best of such counsel's knowledge, result in any violation of any statute or any order, rule, regulation or administrative court decree issued under or pursuant to the MGCL and applicable to the properties, assets or businesses to be owned by the Company after the Formation Transactions;

                          (vii) the Company has duly authorized and reserved a sufficient number of shares of Common Stock for issuance upon redemption of outstanding Units issued by the Operating Partnership as contemplated by the Partnership Agreement and for issuance upon the exercise of options under the Company's Stock Option and Incentive Plan;

                          (viii) no consent, approval, authorization, order of or qualification with any court or governmental agency or authority or other entity is required to be obtained by the Company, the Operating Partnership, any Subsidiary or any Predecessor Entity under the MGCL in connection with the offering, issuance or sale of the Shares under this Agreement except for such as have been obtained;

                          (ix) the form of certificate used to evidence the Shares is in due and proper form and complies with all applicable statutory requirements under the laws of the State of Maryland;

                          (x) the information in the Prospectus under the caption "Description of Capital Stock" (except for the information under the subsection thereof entitled "Restrictions on Ownership and Transfer"), to the extent that it constitutes matters of Maryland Law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by them and is correct in all material respects, and the information under "Description of Capital Stock--Restrictions on Ownership and Transfer," to the extent that it constitutes a summary of the provisions of the Company's charter, has been reviewed by them and is correct in all material respects.

                 (e) The Underwriters shall have received on the Closing Date an opinion of Morrison & Foerster LLP, special counsel to each of CIF and VAF, to the effect that, commencing with each of CIF's and VAF's first taxable year and through the closing of the Formation Transactions, each of such corporations has been organized in conformity with the requirements for qualification as a REIT, and its method of operation has enabled each such corporation to qualify as a REIT under the Code.

                 (f) The Underwriters shall have received on the Closing Date an opinion of Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in (viii) and (xii) of paragraph (c) above and (iv), (v) and (x) of paragraph (d) above (but only as to the statements in the Prospectus under "Description of Capital Stock" and "Underwriters").

                 With respect to subparagraph (xii) of paragraph (c) above, Latham & Watkins and Gibson, Dunn & Crutcher LLP may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

                 The opinions of Latham & Watkins, Ballard Spahr Andrews & Ingersoll and Morrison & Foerster LLP described in paragraph (c), (d) and (e) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                 (g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Arthur Andersen LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                 (h) The "lock-up" agreements, each substantially in the form of Exhibit A and Exhibit B hereto, between you and certain executive officers and independent directors of the Company, respectively, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

                 (i) The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to the delivery to the U.S. Representatives on the Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

         6. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

                 (a) To furnish to you, without charge, 11 signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 A.M. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in paragraph (c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

                 (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

                 (c) If, during such period after the first date of the public offering of the Shares, in the opinion of counsel for the Underwriters, the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made not misleading when the Prospectus is delivered to a purchaser, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances under which they were made not misleading when the Prospectus is delivered to a purchaser, or so that the Prospectus, as amended or supplemented, will comply with law.

                 (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

                 (e) To make generally available to the Company's security holders and to you as soon as practicable an earnings statement covering the twelve-month period ending December 31, 1998 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                 (f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc. (the "NASD"), (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the New York Stock Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and, with the prior approval of the Company, the cost of any aircraft chartered in connection with the road show, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section,
         Section 7 entitled "Indemnity and Contribution," and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

                 (g) that in connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the NASD or its rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. Morgan Stanley will notify the Company in writing prior to the Closing Date as to which Participants will need to be so restricted. At the written request of Morgan Stanley, the Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

                 (h) to pay all reasonable fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

                 Furthermore, the Company covenants with Morgan Stanley that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

         7. INDEMNITY AND CONTRIBUTION. (a) The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 6(a) hereof.

                 (b) The Company and the Operating Partnership jointly and severally agree to indemnify and hold harmless Morgan Stanley and each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act ("Morgan Stanley Entities"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper material prepared by or with the consent of the Company for distribution in foreign jurisdictions in connection with the Directed Share Program attached to the Prospectus or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, when considered in conjunction with the Prospectus or any applicable preliminary prospectus, not misleading; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Morgan Stanley Entity from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Morgan Stanley Entity, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Morgan Stanley Entity to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 6(a) hereof; (ii) caused by the failure of any Participant to pay for and accept delivery of the shares which, immediately following the effectiveness of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, provided that, the Company shall not be responsible under this subparagraph (iii) for any losses, claim, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Morgan Stanley Entities.

                 (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Operating Partnership, the Company's directors, its officers who sign the Registration Statement and each person, if any, who controls the Company or the Operating Partnership within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnities from the Company and the Operating Partnership to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                 (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph (a), (b) or (c) of this Section 7, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to paragraphs
(a) and (b) of this Section 7, and by the Company or the Operating Partnership, in the case of parties indemnified pursuant to paragraph (c) of this Section 7. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of each indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 7(b) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Morgan Stanley for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control Morgan Stanley within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act.

                 (e) To the extent the indemnification provided for in paragraph (a), (b) or (c) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and/or the Operating Partnership on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

                 (f) The Company, the Operating Partnership and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) of this Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                 (g) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company and the Operating Partnership contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company or the Operating Partnership, the Company's officers or directors or any person controlling the Company or the Operating Partnership and (iii) acceptance of and payment for any of the Shares.

         8. TERMINATION. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

         9. EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I or Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or
(ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Operating Partnership to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Operating Partnership shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

         10. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         11. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         12. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.



                                       Very truly yours,

                                       AMB PROPERTY CORPORATION





                                       By:
                                           ---------------------------------
                                            Name:
                                            Title:

                                       AMB PROPERTY, L.P.



                                       By:  AMB PROPERTY CORPORATION,
                                            its General Partner


                                       By:
                                           ---------------------------------
                                            Name:
                                            Title:

Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED
BT ALEX. BROWN INCORPORATED
LEHMAN BROTHERS INC.
MONTGOMERY SECURITIES
SMITH BARNEY INC.

Acting severally on behalf of themselves and the several U.S. Underwriters named in Schedule I hereto.

By Morgan Stanley & Co. Incorporated

By:________________________________________
    Name:
    Title:


MORGAN STANLEY & CO. INTERNATIONAL LIMITED
BT ALEX. BROWN INTERNATIONAL, DIVISION OF BANKERS
  TRUST INTERNATIONAL PLC
LEHMAN BROTHERS INTERNATIONAL (EUROPE)
MONTGOMERY SECURITIES
SMITH BARNEY INC.

Acting severally on behalf of themselves and the several
International Underwriters named in Schedule II hereto.


By Morgan Stanley & Co. International Limited

By:________________________________________
    Name:
    Title:

                                                                      SCHEDULE I
                               U.S. UNDERWRITERS

                                                                                                  Number of Firm Shares
                 U.S. Underwriter                                                                    to be Purchased
                 ----------------                                                                -----------------------
                 Morgan Stanley & Co. Incorporated . . . . . . . . . . . . . . . . . . . .
                 BT Alex. Brown Incorporated . . . . . . . . . . . . . . . . . . . . . . .
                 Lehman Brothers Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . .
                 Montgomery Securities . . . . . . . . . . . . . . . . . . . . . . . . . .
                 Smith Barney Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                     --------------
                    Total U.S. Firm Shares   . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                     ==============

                                                                     SCHEDULE II
                           INTERNATIONAL UNDERWRITERS

                                                                                                  Number of Firm Shares
                 International Underwriter                                                           to be Purchased
                 -------------------------                                                       -----------------------
                 Morgan Stanley & Co. Incorporated Limited . . . . . . . . . . . . . . . .
                 BT Alex. Brown International, division of Bankers Trust
                   International PLC . . . . . . . . . . . . . . . . . . . . . . . . . . .
                 Lehman Brothers International (Europe). . . . . . . . . . . . . . . . . .
                 Montgomery Securities . . . . . . . . . . . . . . . . . . . . . . . . . .
                 Smith Barney Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                                                                                                ____________
                    Total International Firm Shares  . . . . . . . . . . . . . . . . . . .                      ____________

                                                                                                                ============

                                                                    SCHEDULE III
                              FORMATION DOCUMENTS

         1. Agreement for Transfer of Realty and Assets, dated as of _______ __, 1997, by and among the Transferors named therein and AMB Property Corporation.

         2. Agreement of Merger, dated _______ __, 1997, of AMB Current Income Fund, Inc. with and into CIF Merger Sub, Inc.

         3. Agreement of Merger, dated _______ __, 1997, of AMB Value Added Fund, Inc. with and into VAF Merger Sub, Inc.

         4. Agreement and Plan of Merger, dated as of _______ __, 1997, by and among AMB Property Corporation, CIF Merger Sub, Inc. and VAF Merger Sub, Inc.

         5. Agreement of Merger, dated _______ __, 1997, of AMB Institutional Realty Advisors, Inc. with and into AMB Property Corporation.

         6. Escrow Agreements, dated ______ __, 1997, by and between the [Operating Partnership] and each of __________, _____________, etc.

         7.      Agreement of Limited Partnership of AMB Property, L.P.

         8. Registration Rights Agreement, dated as of ______ __, 1997, by and among AMB Property Corporation, AMB Property, L.P. and the unit holders listed on the signature pages thereto.

                                                                     SCHEDULE IV

                          SUBSIDIARIES OF THE COMPANY



AMB Property II, L.P.

AMB Property Holding Company

Long Gate, LLC

AMB Institutional Realty Advisors, Inc.

AMB Institutional Realty Advisors, L.P.

                                                                      SCHEDULE V

                                 JOINT VENTURES

                                                                                           OWNERSHIP INTEREST

                                        NAME OF JOINT VENTURE                               IN JOINT VENTURE
                                        ---------------------                               ----------------
                        American Beauty General                                     50.0001% G.P. Interest
                        CH-VAF Orlando Joint Venture                                90% G.P. Interest
                        Dark Starr Limited Partnership                              50.0001% L.P. Interest
                        Fairway Drive Venture LLC                                   87.15% Member Interest
                        Hamilton Lakes/AMB CIF                                      50% L.P. Interest
                        Met Phase I 95, Ltd.                                        87.15% L.P. Interest
                        St. Stephen Limited Partnership                             50.0001% L.P. Interest
                        Met 4/12, Ltd.                                              87.15% L.P. Interest

                                                                     SCHEDULE VI

                                 GROUND LEASES

           [PLEASE LIST EACH GROUND LEASE AND THE PROPERTY LOCATION]

                                                                    SCHEDULE VII

                           CERTAIN MATERIAL CONTRACTS

                                     [LIST]

                                                                       EXHIBIT A

                  [FORM OF LOCK-UP LETTER--EXECUTIVE OFFICERS]

                                                               ________ __, 1997

Morgan Stanley & Co. Incorporated
BT Alex. Brown Incorporated
Lehman Brothers Inc.
Montgomery Securities
Smith Barney Inc.
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY  10036

Morgan Stanley & Co. International Limited
BT Alex. Brown International, division of Bankers Trust
  International PLC
Lehman Brothers International (Europe)
Montgomery Securities
Smith Barney Inc.
c/o Morgan Stanley & Co. International Limited
25 Cabot Square
Canary Wharf
London E14 4QA
England


Dear Sirs and Mesdames:

         The undersigned understands that Morgan Stanley & Co. Incorporated ("Morgan Stanley") and Morgan Stanley & Co. International Limited ("MSIL") propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with AMB PROPERTY CORPORATION, a Maryland corporation (the "Company"), and AMB PROPERTY, L.P., a Delaware limited partnership (the "Operating Partnership"), providing for the public offering (the "Public Offering") by the several Underwriters, including Morgan Stanley and MSIL (the "Underwriters") of ______ shares (the "Shares") of the Common Stock, par value $.01 per share of the Company (the "Common Stock").

         To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, the undersigned will not, during the period commencing on the date hereof and ending on the second anniversary of the date of the final prospectus relating to the Public Offering (the "Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (l) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, the undersigned will not, during the period commencing on the date hereof and ending on the second anniversary of the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

         Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.



                                       Very truly yours,


                                       -------------------------------
                                       (Name)


                                       --------------------------------
                                       (Address)

                                                                       EXHIBIT B

                [FORM OF LOCK-UP LETTER--INDEPENDENT DIRECTORS]

                                                               ________ __, 1997
Morgan Stanley & Co. Incorporated
BT Alex. Brown Incorporated
Lehman Brothers Inc.
Montgomery Securities
Smith Barney Inc.
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY  10036

Morgan Stanley & Co. International Limited
BT Alex. Brown International, division of Bankers Trust
  International PLC
Lehman Brothers International (Europe)
Montgomery Securities
Smith Barney Inc.
c/o Morgan Stanley & Co. International Limited
25 Cabot Square
Canary Wharf
London E14 4QA
England


Dear Sirs and Mesdames:

         The undersigned understands that Morgan Stanley & Co. Incorporated ("Morgan Stanley") and Morgan Stanley & Co. International Limited ("MSIL") propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with AMB PROPERTY CORPORATION, a Maryland corporation (the "Company"), and AMB PROPERTY, L.P., a Delaware limited partnership (the "Operating Partnership"), providing for the public offering (the "Public Offering") by the several Underwriters, including Morgan Stanley and MSIL (the "Underwriters") of ______ shares (the "Shares") of the Common Stock, par value $.01 per share of the Company (the "Common Stock").

         To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, the undersigned will not, during the period commencing on the date hereof and ending on the first anniversary of the date of the final prospectus relating to the Public Offering (the "Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (l) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, the undersigned will not, during the period commencing on the date hereof and ending on the first anniversary of the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

         Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.



                                       Very truly yours,


                                       -------------------------------
                                       (Name)


                                       --------------------------------
                                       (Address)





                                       2